Sub-Item 77I:
During the six-month period ended March 31, 2016, Transparent Value Trust Trust (the Registrant) offered the following new share class:

Class	Registration Statement
Class P	Post-Effective Amendment No. 28
(SEC Accession No. 0001193125-16-566934)

Post-Effective Amendment No. 28 includes the terms of the respective new class of the Registrant and is hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrants Form N-SAR.